CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #85 & 86 to the Registration Statement on Form N-1A of Tidal ETF Trust and to the use of our report dated November 23, 2021 on the financial statements and financial highlights of Gotham Enhanced 500 ETF, a series of Tidal ETF Trust. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 26, 2022